UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2012

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-33097	02-0681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The Company announced today that it is commencing an underwritten public offering (the “Offering”) of 1,000,000 shares of its newly designated Series C Cumulative Term Preferred Stock (the “Series C Preferred Stock”). In addition, the Company expects to grant to the underwriters an option for 30 days to purchase up to 150,000 additional shares of Series C Preferred Stock on the same terms and conditions to cover over-allotments, if any.

Jefferies & Company, Inc. is serving as the sole book-running manager for the Offering, and J.J.B. Hilliard, W.L. Lyons, LLC, Wunderlich Securities, Inc. and Dominick & Dominick LLC are serving as co-managers.

The Company intends to use the net proceeds from this offering to repay any outstanding indebtedness under its line of credit and for acquisitions of real estate.

A copy of the press release announcing the Offering is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be filed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits – The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit 99.1 – Press Release dated January 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
January 23, 2012		(Registrant)

	By:	/s/ Danielle Jones
(Danielle Jones, Chief Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 23, 2012